Exhibit 99.1

Security With Advanced Technology Reports Developments with its Less-Lethal and Technology Group Business Segments

Veritas Tactical receives initial Mark-IV rifle launchers for agency evaluations and commences shipping;
Technology Division contract back-log increases and hires experienced security industry sales executive.

Louisville, Colo., May 7, 2008—Security With Advanced Technology, Inc. (Nasdaq: SWAT) today reported positive developments with its Veritas Tactical and Technology Division business segments. The company has been conserving cash and thereby gaining time to allow focused marketing and sales generation efforts to gain momentum. Commencing in late 2007 and continuing to the present, SWAT has cut expenses, reduced its workforce by over 50% and eliminated or deferred many marketing and development initiatives. The company has a current cash position of approximately $2.5 million and is gaining sales momentum. The primary current developments, summarized by segment are as follows:

      Veritas Tactical —

>>	The Veritas Mark IV rifle launcher has completed final testing and our manufacturer has commenced production. We are pleased to report that the first 100 units have been received at our facility and are in the process of being distributed on a priority basis to law enforcement departments and military agencies that we have developed relationships with over the last six months for their test and evaluation. Initial reports from a few departments that have received the first units are encouraging. Veritas believes this new launcher represents the first ruggedized, rapidly reloadable magazine–fed launcher in the market place. SWAT anticipates receiving purchase orders for shipments of its less-lethal Mark IV launchers and associated products during the second quarter.

>>	Municipalities in the Denver area, including the Denver, CO Police Department, that are receiving logistic and security–related funding from the Democratic National Convention are among the initial departments evaluating the Mark IV units. Preliminary reports from those evaluations are encouraging and SWAT expects to be receiving purchase orders for its less-lethal weapons to be available for security–related use during the DNC in August.

>>	Veritas Tactical has also just received a purchase order and a 50% deposit for less-lethal products from an international customer for over $150,000 US that is expected to ship in the second quarter.

Ben Cook, Director of Veritas Tactical division, noted, “We believe that our latest Mark IV rifle launcher will prove, in the near future, to be a very functional and highly ruggedized less-lethal product that will experience demand world-wide. We are currently focused on follow-up with agencies that we believe have near term revenue opportunities for this product.” Cook added, “The recent modifications that we had built into the units dramatically increase its functionality to a wide array of users. A significant modification is the ability of the launcher to fire the top two less-lethal projectile configurations currently in use in the worldwide market.

      Technology Division —

>>	Vizer Group, the Company’s subsidiary which leads the Technology Division, recently added Rodger Jones as sales manager to head its sales and marketing initiatives for its facility security and access control systems products. Jones brings over twenty-five years of experience to Vizer including senior sales positions with national global security integration companies. Over the past decade, Rodger has developed significant market penetration in the front-range areas, including Colorado, Wyoming and Montana with an emphasis in security related products for the education, healthcare and energy sectors.

>>	As a result of focused marketing initiatives, including an on-line campaign and existing customer follow-up, Vizer has leveraged its market niche expertise into a record level of contract proposals currently in evaluation. This has also resulted in contract extensions at the previously announced FedEx shipping hub located in Gypsum, Colo., as well as a second facility installation.

>>	An agreement has also been finalized for a contract with a major credit card processing facility that is anticipated to be substantially completed during the second and third quarters.

“Rodger’s experience, expertise and industry contacts will be a real asset to the Vizer team as he has a unique understanding of technology and product integration and we are excited that he agreed to join us,” said Corey Holland, Director of SWAT’s Technology Division. “Rodger’s proven track record as a Security Integration expert will assist Vizer in winning sales and developing new focused marketing strategies to generate opportunities as we move forward.”

SWAT CEO, Jeff McGonegal, added, “We have a clear and focused strategy for 2008 in managing our business to create and support near-term revenue opportunities. While we continue to manage certain issues that arose in 2007, the recent events and progress as summarized above are generating optimism at SWAT for 2008. The implemented and continued cost reduction initiatives have resulted in significantly reducing our monthly burn rate and our being in a position to proceed in 2008 with the ability to make prudent business decisions. We are disappointed with our recent stock performance and appreciate our shareholder patience as we advance on initiatives on multiple fronts to work to restore value for our investors.”

About Veritas Tactical —
The Veritas Tactical division of SWAT is on the cutting edge of product innovation for less-lethal weapons and tactical training. Veritas Tactical’s goal is to provide innovative tools and training to increase the tactical effectiveness of law enforcement and military agencies worldwide. The division’s products and training are currently only offered to military, law enforcement, and qualified personnel. To learn more about Veritas Tactical go to www.veritastactical.com

About the Technology Division –
Security With Advanced Technology’s Vizer Group specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. Vizer has also developed a unique and proprietary security solution called CommandGrid™, which gives clients complete control over access, alarms, and video systems remotely, through a secure connection accessed at www.vizergroup.com.

About Security With Advanced Technology, Inc. —
Security With Advanced Technology, Inc. is a provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965.

Forward-Looking Statement
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology and the company’s ability to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

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Contacts:
              Jeff McGonegal - SWAT CEO - 303- 475-3786
              Ben Cook - Veritas Director - 303-952-3451
              Corey Holland - Technology Division Director - 720-227-0375